Exhibit 4.4

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Dated September 20, 2018

by and among

9F Inc.,

Sinomap Investments Limited,

Treasure Knight Investments Limited,

Brilliant Code Investment Limited,

Cinda 9F Investment LP,

JAS Investment Group Limited,

Famous Voyage Group Limited,

Plentiful Bright International Limited,

SBI Hong Kong Holdings Co., Limited,

Mr. Lei Sun,

the Persons listed on Schedule A

and

the Persons listed on Schedule B

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This Fourth Amended and Restated Shareholders Agreement (this “Agreement”) is and entered into as of September 20, 2018 by and among:

1.                                      9F Inc., an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”);

2.                                      Sinomap Investments Limited, a business company incorporated under the Laws of the British Virgin Islands (the “Jacky Holdco”);

3.                                      Treasure Knight Investments Limited, a business company incorporated under the Laws of the British Virgin Islands (the “Ivan Holdco”);

4.                                      Brilliant Code Investment Limited, a business company incorporated under the Laws of the British Virgin Islands (the “Brilliant Code”, together with Jacky Holdco and Ivan Holdco, the “Series A Purchasers” and each a “Series A Purchaser”);

5.                                      Cinda 9F Investment LP, an exempted limited partnership formed under the Laws of the Cayman Islands (the “Series B Purchaser”);

6.                                      JAS Investment Group Limited, a company formed under the Laws of the British Virgin Islands (the “Series C Purchaser”);

7.                                      Famous Voyage Group Limited, a business company incorporated under the Laws of the British Virgin Islands (“Famous Voyage”);

8.                                      Plentiful Bright International Limited, a business company incorporated under the Laws of the British Virgin Islands (“Plentiful Bright”, together with Famous Voyage, the “Series D Purchasers” and each a “Series D Purchaser”);

9.                                      SBI Hong Kong Holdings Co., Limited, a business company incorporated under the Laws of Hong Kong (“SBI” or “Series E Purchaser”, together with the Series A Purchasers, the Series B Purchaser, the Series C Purchaser and the Series D Purchasers, the “Purchasers” and each a “Purchaser”);

10.                               Lei SUN, a Chinese citizen with passport number of ********* (the “Founder”);

11.                               each Subsidiary of the Company listed on Schedule A; and

12.                               each Ordinary Shareholder of the Company listed on Schedule B.

Each of the Persons listed above are hereinafter collectively referred to as the “Parties”, and each, a “Party”.

RECITALS

A.                                    The Company and SBI have entered into a share subscription agreement dated as of September 14, 2018 (the “Series E Share Subscription Agreement”), whereby the Company will issue, allot and sell to the Series E Purchaser, and the Series E Purchaser will subscribe for and purchase from the Company, certain number of Series E Preferred Shares (as defined below), each with a par value of US$0.0001 per share, pursuant to the terms thereof.

B.                                    Section 7 of the Series E Share Subscription Agreement requires, as a condition to the obligations of SBI to complete the share subscription thereunder, among other things, the Shareholders shall enter into a shareholders agreement with respect to the Company.

C.                                    The Company, certain Ordinary Shareholders, the Series A Purchasers, the Series B Purchaser, the Series C Purchaser, the Series D Purchasers and certain other parties entered into a third amended and restated shareholders agreement (the “Prior Agreement”) on February 23, 2018.

D.                                    In connection with the issuance, allotment and sale of the Series E Preferred Shares pursuant to the Series E Share Subscription Agreement, the parties to the Prior Agreement desire to terminate the Prior Agreement so that the Prior Agreement shall be of no force and effect and the rights granted to the Parties shall supersede the rights granted to such parties under the Prior Agreement as at the date hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to enter into this Agreement which shall supersede all existing shareholder agreements in their entirety, as follows:

1.                                      DEFINITIONS

1.1                               For purposes of this Agreement the following terms have the following meanings:

“Additional Number” has the meaning set forth in Section 5.2(b).

“Additional Remaining Shares” has the meaning set forth in Section 6.3(b)(i).

“Affiliate” means, (i) with respect to a Person that is a natural person, such Person’s relatives, and (ii) with respect to a Person that is not a natural person, a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “relative” of a Person means such Person’s spouse, parent, grandparent, child, grandchild, sibling or the spouse of such Person’s child, grandchild or sibling.

“Arbitration Notice” has the meaning set forth in Section 9.13.

“Brilliant Code” has the meaning set forth in the Preamble.

“Board” means the board of directors of the Company.

“Business Day” means a day (other than a Saturday or a Sunday) that the banks in New York, Hong Kong, the PRC, or the Cayman Islands are generally open for business.

“Co-Sale Participant” has the meaning set forth in Section 6.3(c).

“Chairman” has the meaning set forth in Section 3.5(b).

“Company” has the meaning set forth in the Preamble.

“Company Purchase Right Period” has the meaning set forth in Section 6.3(a)(i).

“Company Right of First Refusal” has the meaning set forth in Section 6.3(a)(i).

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Control Documents” means, with respect to Domestic Company I, a series of agreements and documents entered into by and among WFOE I, Domestic Company I and the shareholders of Domestic Company I, through which WFOE I has acquired the Control and is able to consolidate the financial results of Domestic Company I; and with respect to Domestic Company II, a series of agreements and documents entered into by and among WFOE I, Domestic Company II and the shareholders of Domestic Company II, through which the WFOE I has acquired the Control and is able to consolidate the financial results of Domestic Company II.

“Director” means a member of the Board elected pursuant to Section 3.2.

“Disclosing Party” has the meaning set forth in Section 9.11(d).

“Domestic Company I” means Jiufu Jinke Holding Group Co., Ltd. (玖富金科控股集团有限责任公司), a company incorporated under the Laws of the PRC.

“Domestic Company II” means Beijing Puhui Lianyin Infotech Co., Ltd. (北京普惠联银信息技术有限公司), a company incorporated under the Laws of the PRC.

“Domestic Companies” means, collectively, Domestic Company I and Domestic Company II, and “Domestic Company” means any of them.

“Dispute” has the meaning set forth in Section 9.13.

“Drag-Along Notice” has the meaning set forth in Section 7.3.

“Drag-Along Sale” has the meaning set forth in Section 7.1(a).

“Drag-Along Sale Date” has the meaning set forth in Section 7.3.

“Drag-Along Shareholder” has the meaning set forth in Section 7.1(a).

“Dragged Shareholders” has the meaning set forth in Section 7.1(b).

“Equity Securities” means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any Contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“ESOP” means the employee share incentive plan adopted by the Board.

“Exchange Act” has the meaning set forth in Section 4.2(i).

“Financing Terms” has the meaning set forth in Section 9.11(a).

“First Participation Notice” has the meaning set forth in Section 5.2.

“Form F-3” has the meaning set forth in Section 4.2(e).

“Governmental Authorities” means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction (with each of such Governmental Authorities being referred to as a “Governmental Authority”).

“Group Companies” means the Company and its Subsidiaries, including without limitation the HK Subsidiary, the WFOEs and the Domestic Companies.

“HKIAC” has the meaning set forth in Section 9.13.

“HKIAC Rules” has the meaning set forth in Section 9.13.

“HK Subsidiary” means JiuFu Financial Information Service Limited, a company incorporated under the Laws of Hong Kong.

“Holder” has the meaning set forth in Section 4.2(d).

“Information Rights” has the meaning set forth in Section 2.1(a).

“Initiating Holders” has the meaning set forth in Section 4.3(b).

“Inspection Rights” has the meaning set forth in Section 2.1(b).

“Investor Director” and “Investor Directors” has the meaning set forth in Section 3.2(c).

“Ivan Holdco” has the meaning set forth in the Preamble.

“Jacky Holdco” has the meaning set forth in the Preamble.

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure, in each case of any Governmental Authority.

“Material Subsidiary” shall mean a Subsidiary (i) whose total assets account for at least 70% of the consolidated assets of the Group Companies as of the balance sheet date (“Determination Date”) set forth in the latest annual or quarterly financial statements, audited or unaudited, delivered to the holders of the Preferred Shares pursuant to the Information Right of the holders of the Preferred Shares; or (ii) whose total net income in the latest two completed fiscal years and for the period starting the first day of the current fiscal year and ending the Determination Date represents at least 70% of the consolidated net income of the Group Companies of the same periods.

“New Securities” shall mean any Equity Securities of the Company, including but not limited to the Preferred Shares, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a)                                 (i) any of the options, warrants or other securities arrangements to purchase any Ordinary Shares issued from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s employee share option plan having been approved pursuant to this Agreement and the Restated Articles; and (ii) any Ordinary Shares issuable upon exercise or conversion of the forgoing options, warrants or other securities arrangements;

(b)                                 any Preferred Shares issued under the Series A Share Subscription Agreement, the Series B Share Subscription Agreement, the Series C Share Subscription Agreement, the Series D Share Subscription Agreements, the Series E Share Subscription Agreement, and any Ordinary Shares issuable upon conversion of the Preferred Shares;

(c)                                  any securities issued in connection with any share reclassification, share dividend or any subdivision of Ordinary Shares or other similar event in which all the Participation Rights Holders are entitled to participate on a pro rata basis;

(d)                                 any securities issued as a dividend or distribution on the Preferred Shares; and

(e)                                  any securities issued pursuant to a Qualified IPO as approved by the Board and the Shareholders pursuant to this Agreement and the Restated Articles.

“Novel Lead” means Novel Lead Limited, a company incorporated under the Laws of the British Virgin Islands.

“Novel Lead Director” has the meaning set forth in Section3.2(d).

“Observer” has the meaning set forth in Section 3.7.

“Offered Shares” has the meaning set forth in Section 6.2.

“Ordinary Shareholder” means each of the Persons listed in Schedule B, which, for the avoidance of doubt, are the existing holders of the Ordinary Shares of the Company prior to issuance of the Series E Preferred Shares.

“Ordinary Shares” means the ordinary shares of the Company each with a par value of US$0.0001 per share.

“Participation Rights Holder” has the meaning set forth in Section 5.1.

“Party” has the meaning set forth in the Preamble.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares.

“Preferred Shareholders” means holders of the Preferred Shares.

“Prior Agreement” has the meaning set forth in the Recitals.

“Purchase and Co-Sale Notice” has the meaning set forth in Section 6.3(b)(i).

“Purchase Period” has the meaning set forth in Section 6.3(b)(i).

“Purchasers” has the meaning set forth in the Preamble.

“Purchasing Holder” has the meaning set forth in Section 6.3(b)(i).

“Qualified IPO” has the meaning set forth in the Restated Articles.

“register,” “registered,” and “registration” has the meaning set forth in Section 4.2(a).

“Registrable Securities” has the meaning set forth in Section 4.2(b).

“Registrable Securities then outstanding” has the meaning set forth in Section 4.2(c).

“Remaining Shares” has the meaning set forth in Section 6.3(a)(ii).

“Request Notice” has the meaning set forth in Section 4.3(a).

“Residual Shares” has the meaning set forth in Section 6.3(c)(i).

“Restated Articles” means the fifth amended and restated memorandum and articles of association of the Company adopted on or prior to the date hereof.

“Registration Expenses” has the meaning set forth in Section 4.2(g).

“Right Participants” has the meaning set forth in Section 5.2(b).

“Right of Participation” has the meaning set forth in Section 5.1.

“SEC” has the meaning set forth in Section 4.2(f).

“Second Participation Notice” has the meaning set forth in Section 5.2(b).

“Second Participation Period” has the meaning set forth in Section 5.2(b).

“Secondary Transfer Notice” has the meaning set forth in Section 6.3(a)(ii).

“Securities Act” has the meaning set forth in Section 4.2(a).

“Selling Expenses” has the meaning set forth in Section 4.2(h).

“Selling Shareholder” has the meaning set forth in Section 6.2.

“Series A Director” has the meaning set forth in Section 3.2(c).

“Series A Preferred Shares” means the Series A preferred shares of the Company each with a par value of US$0.0001 per share.

“Series A Share Subscription Agreement” means a share subscription agreement dated as of March 25, 2015 by and among certain Group Companies, the Series A Purchasers and certain other party.

“Series B Preferred Shares” means the Series B preferred shares of the Company each with a par value of US$0.0001 per share.

“Series B Share Subscription Agreement” means a share subscription agreement dated as of July 5, 2017 by and among certain Group Companies, the Series B Purchaser and certain other party.

“Series C Director” has the meaning set forth in Section 3.2(b).

“Series C Preferred Shares” means the Series C preferred shares of the Company each with a par value of US$0.0001 per share.

“Series C Share Subscription Agreement” means a share subscription agreement dated as of November 7, 2017 by and among certain Group Companies, the Series C Purchaser and certain other party.

“Series D Conversion Price” has the meaning set forth in the Restated Articles.

“Series D Director” has the meaning set forth in Section 3.2(a).

“Series D Preferred Shares” means the Series D preferred shares of the Company each with a par value of US$0.0001 per share.

“Series D Share Subscription Agreement I” means a share subscription agreement dated as of January 26, 2018 by and among certain Group Companies, Famous Voyage and certain other party.

“Series D Share Subscription Agreement II” means a share subscription agreement dated as of January 26, 2018 by and among certain Group Companies, Plentiful Bright and certain other party.

“Series D Share Subscription Agreements” means the Series D Share Subscription Agreement I and Series D Share Subscription Agreement II.

“Series E Preferred Shares” means the Series E preferred shares of the Company each with a par value of US$0.0001 per share.

“Series E Share Subscription Agreement” has the meaning set forth in Recitals.

“Shareholders” means holders of the Shares.

“Shareholder Family” has the meaning set forth in Section 6.5.

“Shares” means shares in the capital of the Company, collectively, the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person, directly or indirectly, Controls, including but not limited through the ownership of more than 50% of the issued and outstanding share capital, voting interests or registered capital. For the avoidance of doubt, the Subsidiaries of the Company shall include the HK Subsidiary, the WFOEs and the Domestic Companies.

“Trade Sale” shall mean (a) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company or a Material Subsidiary, (b) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies, (c) a sale, transfer or other disposition of a majority of the issued and outstanding share capital or a majority of the voting power of the Company or a Material Subsidiary; or (d) a merger, consolidation or other business combination of the Company or a Material Subsidiary with or into any other business entity in which the shareholders of the Company or such Material Subsidiary immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

“Transfer” has the meaning set forth in Section 6.1.

“Transfer Notice” has the meaning set forth in Section 6.2.

“Violation” has the meaning set forth in Section 4.9(a).

“WFOE I” means Beijing Jiufu Lianyin Technology Co., Ltd. (北京玖富联银科技有限公司), a company established under the Laws of the PRC.

“WFOE II” means Shanghai Jiufu Network Technology Co., Ltd. (上海玖富网络科技有限公司), a company established under the Laws of the PRC.

“WFOEs” means, collectively, WFOE I and WFOE II and “WFOE” means either of them.

1.2                               Any term not otherwise defined herein shall have the meaning set forth under the Series E Share Subscription Agreement.

2.                                      INFORMATION RIGHTS

2.1                               Information and Inspection Rights.

(a)                                 Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as a Preferred Shareholder holds no less than 5% of the issued and outstanding Shares of Company on a fully-diluted and as-converted basis (excluding the Shares reserved for ESOP), the Company will deliver to such Preferred Shareholder:

(i)                           audited annual consolidated financial statements of the Group Companies, within one hundred and twenty (120) days after the end of each fiscal year, as audited by an accounting firm approved by the Board;

(ii)                          unaudited quarterly consolidated financial statements of the Group Companies, within forty-five (45) days of the end of each fiscal quarter;

(iii)                           unaudited monthly consolidated management accounts of the Group Companies, within fifteen (15) days of the end of each month;

(iv)                          an annual business and financial plan (including the Company’s net profit and provision for loss reserves) and annual consolidated budget of the Group Companies for each fiscal year, no later than thirty (30) days before the beginning of such fiscal year;

(v)                         disclosure of periodic operating metrics of the Group Companies;

(vi)                          any information delivered by the Group Companies to any of the Shareholders other than such holder of the Preferred Shares; and

(vii)                           upon the written request by any holder of the Preferred Shares, such other information of the Group Companies as such holder of the Preferred Shares shall reasonably request (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to the holder of the Preferred Shares pursuant to this Section 2.1, including not limitation, the income statement, balance sheet and cash flow statement, shall be prepared in accordance with US GAAP and shall consolidate the financial results of all of the Group Companies.

(b)                                 Inspection Rights. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as a Preferred Shareholder holds no less than 5% of the issued and outstanding Shares of Company on a fully-diluted and as-converted basis (excluding the Shares reserved for ESOP), such Preferred Shareholder shall have the right to reasonably inspect facilities, records and books of any Group Company at any time during regular working hours on reasonable prior notice to the Group Companies, and the right to discuss the business, operation and conditions of any Group Company with their respective directors, officers, employees, accounts, legal counsels and investment bankers (the “Inspection Rights”).

(c)                                  Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a Qualified IPO.

3.                                      BOARD AND MANAGEMENT

3.1                               Board Size. Each Shareholder shall vote at the general meetings of the Company, or give written consents with respect to all its Shares, to ensure that the size of the Board shall be set and remain at nine (9) directors at all times.

3.2                               Election of Directors. On all matters relating to the election of one or more directors of the Company, each Shareholder shall vote at the general meetings of the Company, or give written consents with respect to all their Shares, to elect directors to the Board in the following manner:

(a)                                 one (1) director shall be designated by Famous Voyage (the “Series D Director”) for so long as Famous Voyage (and its permitted transferees) holds at least 80% of the issued and outstanding Series D Preferred Shares purchased by Famous Voyage under the Series D Share Subscription Agreement I (or the Ordinary Shares issued upon conversion of such Series D Preferred Shares);

(b)                                 one (1) director shall be designated by the Series C Purchaser (the “Series C Director”) for so long as the Series C Purchaser (and its permitted transferees) holds at least 3.41% of the issued and outstanding Shares of the Company (calculated on a fully diluted and as-converted basis);

(c)                                  one (1) director shall be designated jointly by Jacky Holdco and Ivan Holdco (the “Series A Director”, together with the Series C Director and the Series D Director, the “Investor Directors” and each an “Investor Director”) for so long as Jacky Holdco and Ivan Holdco (and their permitted transferees) together hold at least 50% of the issued and outstanding Series A Preferred Shares purchased by Jacky Holdco and Ivan Holdco under the Series A Share Subscription Agreement (or the Ordinary Shares issued upon conversion of such Series A Preferred Shares);

(d)                                 one (1) director shall be designated by Novel Lead (the “Novel Lead Director”) for so long as Novel Lead (and its permitted transferees) holds at least 50% of the issued and outstanding Ordinary Shares purchased by Novel Lead under the subscription agreement dated as of August 25, 2014 by and between Novel Lead and the Company; and

(e)                                  five (5) directors shall be designated by the holders of a majority of the issued and outstanding Ordinary Shares.

3.3                               Removal and Replacement of Directors.

(a)                                 Each Shareholder shall have the absolute right to remove any director designated by it at any time at its sole discretion, and each of the Shareholders shall vote its Shares at any general meeting of the Company or in any written consent of Shareholders so as to effectuate such right.

(b)                                 If, as a result of death, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board, the Shareholder entitled under Section 3.2 to nominate the Director whose death, resignation, removal or other departure resulted in such vacancy shall nominate another individual to serve in place of such Director and the Shareholders shall elect such individual to the Board as soon as practicable thereafter. If it is the Investor Director whose death, resignation, removal or other departure has resulted in the vacancy, neither the Shareholders nor the Board shall transact any business of the Company until the Shareholder entitled under Section 3.2 to nominate such Director has designated and the Shareholders have elected the replacement for such Director, unless the relevant Shareholder shall have failed to nominate a replacement Director within thirty (30) days after such death, resignation, removal or other departure.

(c)                                  Except as provided in this Section 3.3, no Shareholder shall vote for the removal of the Investor Directors.

3.4                               Committees. The Board may establish such committees with such powers as may be permitted by applicable law and the Restated Articles; provided, that any such committees shall be subject to the direction of and any policies adopted by the Board.

3.5                               Board Meetings.

(a)                                 Frequency. Meetings of the Board shall take place at least once in every three months unless otherwise determined by the Board.

(b)                                 Notice. A meeting of the Board may be called by any Director by giving notice in writing to the chairman of the Board (the “Chairman”) specifying the date, time and agenda for such meeting. The Chairman shall, promptly following receipt of such notice, deliver a copy of such notice to each Director and each Shareholder, accompanied by a written agenda specifying the business of such meeting and copies of all documents and materials relevant for such meeting. Not less than fourteen (14) days prior written notice shall be given to all Directors; provided, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to Section 3.6(a) and (ii) may be reduced with the unanimous written consent of the Directors.

(c)                                  Telephone Participation. Directors may participate in Board meetings by telephone or video conferencing or any other means of contemporaneous communication; provided, that each Director taking part in the meeting is able to hear each other Director taking part and; provided, further, that each Director must acknowledge his or her presence for the purpose of the meeting and any Director not doing so shall not be entitled to speak or vote at the meeting. Such participation shall constitute presence for purposes of the quorum provisions of Section 3.6(a). A Director may not leave the meeting by disconnecting his or her telephone or other means of communication unless he or she has previously obtained the express consent of the chairman of the meeting and a Director shall conclusively be presumed to have been present and formed part of the quorum at all times during the meeting unless he or she has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid.

(d)                                 Written Resolutions. Any action that may be taken by the Directors at a Board meeting may alternatively be taken by a written resolution signed by all of the Directors (which may be signed in counterparts). The expressions “written” and “signed” include writings or signatures transmitted by facsimile or electronic mail.

3.6                               Action of the Board.

(a)                                 Quorum of the Board. All meetings of the Board shall require a quorum of at least a majority of the Directors which shall include all the Investor Directors and the Novel Lead Director. If such a quorum is not present within sixty minutes after the time appointed for the meeting, the meeting shall be adjourned to the same place and at the same day and time the following week (or if such day is not a Business Day, at the same time on the following Business Day), at which meeting the Directors present shall constitute a valid quorum whether or not any Investor Director and/or the Novel Lead Director is present; provided, that written notice of such adjourned meeting shall have been delivered to all Directors at least five (5) days prior to the date of such adjourned meeting.

(b)                                 Ordinary Actions. At any Board meeting, each Director may exercise one vote. Any Director may, by written notice to the Chairman, (i) authorize another Director to attend and vote by proxy for such Director at any Board meeting or (ii) appoint an alternate Director to attend and vote for such Director at any Board meeting. Subject to Section 8.2, the adoption of any resolution of the Board shall require the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board or unanimous written consent by all Directors. Any Director may put forth a resolution for vote at a Board meeting.

3.7                               Observer Rights. For so long as Series B Purchaser holds at least 50% of the Series B Preferred Shares purchased by Series B Purchaser under the Series B Share Subscription Agreement (or the Ordinary Shares issued upon conversion of such Series B Preferred Shares), Series B Purchaser may from time to time appoint an observer, and remove or replace such observer to the Board (the “Series B Observer”) on notice to the Company. For so long as SBI holds at least 50% of the Series E Preferred Shares purchased by SBI under the Share Subscription Agreement (or the Ordinary Shares issued upon conversion of such Series E Preferred Shares), SBI may from time to time appoint an observer, and remove or replace such observer to the Board (the “SBI Observer”, together with the Series B Observer, the “Observers” each an “Observer”) on notice to the Company. The Observer shall be entitled to (i) attend and speak at all meetings of the Board and any committees thereof in person or by teleconference and the board meetings of each Group Company from time to time, and (ii) receive all information and documents delivered to the directors of the Company at the same time such information and documents are required to be delivered to the directors of the Company. The Observer shall not be entitled to vote at any such meeting, nor shall the Observer be regarded as an officer of any member of Group Companies. The rights conferred by this Section 3.7 shall be without prejudice to, and in addition to, any rights which any Shareholder has as a matter of Law arising by virtue of its ownership of the Shares.

3.8                               Nomination Rights. The Series A Purchasers shall have the right to nominate candidates for any management position of the Company senior than Vice President.

3.9                               Termination of Rights. The Purchasers’ rights under Sections 3.1 to 3.8 shall terminate upon consummation of a Qualified IPO.

4.                                      REGISTRATION RIGHTS

4.1                               Applicability of Rights. The Company covenants and agrees that the Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

4.2                               Definitions. For purposes of this Section 4 and to the extent applicable under this Agreement:

(a)                                 Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Unities States Securities Act of 1933, as amended from time to time, including any successor statutes (the “Securities Act”).

(b)                                 Registrable Securities. The term “Registrable Securities” shall mean: (i) any Ordinary Shares issued or issuable upon conversion of the Preferred Shares issued (A) under the Series A Share Subscription Agreement, the Series B Share Subscription Agreement, the Series C Share Subscription Agreement, the Series D Share Subscription Agreements or the Series E Share Subscription Agreement, or (B) pursuant to the Right of Participation, (ii) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares or Ordinary Shares described in clause (i) of this subsection (b), and (iii) any other Ordinary Shares of the Company owned or hereafter acquired by a holder of Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Section 4 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                 Holder. For purposes of this Section 4, the term “Holder” shall mean any Person or Persons owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 4 have been duly assigned in accordance with this Agreement.

(e)                                  Form F-3. The term “Form F-3” shall mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC. The term “SEC” shall mean the U.S. Securities and Exchange Commission.

(g)                                  Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 4.3, 4.4 and 4.5 hereof, including all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Holders, Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                 Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions and special counsel of the selling Holders applicable to the sale of Registrable Securities pursuant to Sections 4.3, 4.4 and 4.5 hereof.

(i)                                     Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j)                                    For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall also be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

4.3                               Demand Registration.

(a)                                 Request by Holders. If the Company shall at any time after the consummation of an initial public offering, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of Registrable Securities held by such Holders (or any lesser percentage if the anticipated gross proceeds from such offering exceed US$5,000,000) pursuant to this Section 4.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 4.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration pursuant to this Section 4.3 in the jurisdiction in which the Initiating Holders (as defined below) have requested such registration be effected.

(b)                                 Underwriting. If the Holders initiating the registration request under this Section 4.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 4.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 4.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities held by the Holders to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including all shares of Registrable Securities held by holder(s) of the all other shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, consultant, officer or director of the Company or any Subsidiary of the Company; provided further, that at least thirty percent (30%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Section 4.3.

(d)                                 Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 4.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and the Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

4.4                               Piggyback Registrations.

(a)                                 The Company shall notify all Holders in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 4.3 or Section 4.5 of this Agreement or to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities, or a registration on any registration form that does not permit secondary sales), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Shareholder of the Company shall be granted the piggyback registration right under this Section 4.4 that is superior to those of the Holders without prior written consent of holders of a majority of the Preferred Shares calculated on an as-converted basis.

(b)                                 Underwriting. If a registration statement under which the Company gives notice under this Section 4.4 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 4.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 4.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities held by Holders included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares of Registrable Securities held by holder(s) of all other shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, consultant, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities held by the holders of the Preferred Shares are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Not Demand Registration. Registration pursuant to this Section 4.4 shall not be deemed to be a demand registration as described in Section 4.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.4.

4.5                               Form F-3 Registration. In case the Company shall receive from any Holder(s) a written request or requests that the Company effects a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders; and

(b)                                 Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.5:

(i)                             if Form F-3 is not available for such offering by the Holders;

(ii)                              if the anticipated gross proceeds from such offering are less than US$500,000;

(iii)                               if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 4.5; provided that the Company shall not register any of its other shares during such sixty (60) day period. A registration right under Section 4.5 shall not be deemed to have been exercised until such deferred registration shall have been effected; or

(iv)                              if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) Form F-3 registrations pursuant to this Section 4.5.

(c)                                  Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 4.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.5.

(d)                                 Underwriting. If the Holders requesting registration under this Section 4.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 4.3(b) shall apply to such registration.

4.6                               Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 4.3, 4.4 or 4.5(but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 4.3, 4.4 or 4.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 4.3 (in which case such registration shall also constitute the use by all Holders of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 4.3.

4.7                               Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

(e)                                  Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f)                                   Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities.

4.8                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 4.3, 4.4 or 4.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

4.9                               Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 4.3, 4.4 or 4.5:

(a)                                 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                              any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                              the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.

(b)                                 By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, its legal counsel, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner, director, officer, legal counsel or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling Person, underwriter or other Holder, partner, officer, director, legal counsel or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 4.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 4.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 4.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.9.

(d)                                 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 4.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 4.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 4.9shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.10                        Termination of the Company’s Obligations. The Company’s obligations under Sections 4.3, 4.4and 4.5with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 4.3, 4.4and 4.5shall terminate on the fifth (5th) anniversary of the closing of a Qualified IPO, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

4.11                        No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 4, or otherwise) relating to any securities of the Company. In any event, if the Company grants to any holder of the Company’s security any registration right of any nature that are superior to the Holders, as determined in good faith by the Board, the Company shall grant such superior registration right to the Holders as well.

4.12                        Market Stand-Off. Each holder of Ordinary Shares and each Holder agree that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law or to other Affiliates who agree to be similarly bound) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters (whichever is later). The foregoing provision of this Section 4.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements with same terms and conditions as described in this Section 4.12, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. Each Shareholder of the Company shall take all steps consistent with the requirements of any applicable law to minimize lockup restrictions of the Preferred Shares (or the Conversion Shares). The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 4.12.

4.13                        Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

5.                                      RIGHT OF PARTICIPATION

5.1                               General. Each Preferred Shareholder (each a “Participation Rights Holder”) shall have the right of first refusal to participate in the subscription of any New Securities that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”) in accordance with this Section 5.

5.2                               Procedures.

(a)                                 First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s pro rata share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not exceeding such Participation Rights Holder’s pro rata share). If any Participation Rights Holder fails to so agree in writing within such ten (10) Business Day period, then such Participation Rights Holder shall be deemed to have forfeited the right hereunder to purchase that part of its pro rata share of such New Securities that it did not agree to purchase. For purposes of this Section 5, “pro rata share” of a Participation Rights Holder for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all Participation Rights Holders immediately prior to the issuance of New Securities giving rise to the Right of Participation.

(b)                                 Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who fully exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its pro rata share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 5.2 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

(c)                                  Failure to Exercise. Upon the expiration of the Second Participation Period and to the extent that not all New Securities have been subscribed for by the Participation Rights Holders, or in the event no Participation Rights Holder exercises the Right of Participation within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities described in the First Participation Notice (the portion to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice; provided that each of the purchasers shall execute a joinder agreement in the form attached hereto as Exhibit A. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 5.

5.3                               Termination. The Right of Participation shall terminate upon the closing of a Qualified IPO.

6.                                      TRANSFER RESTRICTIONS

6.1                               Consent Required for Transfers. None of the holders of Ordinary Shares (other than Ordinary Shares issued or issuable upon conversion of the Preferred Shares) may, directly or indirectly, transfer, sell or pledge or otherwise dispose of or permit the transfer, sale, pledge, or other disposition of (each such disposition, a “Transfer”), any Equity Securities of the Company to one or more third parties prior to the closing of a Qualified IPO without the prior written consent of holders of at least two-thirds (2/3) of the issued and outstanding Series A Preferred Shares. For the avoidance of doubt, “third parties” for purposes of this Section 6 does not include the other Shareholders.

6.2                               Sale of Equity Securities; Notice of Sale. Subject to other provisions under this Section 6 (including Section 6.1), if any holder of Ordinary Shares (other than Ordinary Shares issued or issuable upon conversion of the Preferred Shares) proposes to Transfer any Equity Securities of the Company to one or more third parties, then such holder (the “Selling Shareholder”) shall promptly give written notice (the “Transfer Notice”) to each Preferred Shareholder and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including (i) the number of Equity Securities to be Transferred (the “Offered Shares”), (ii) the nature of such Transfer, (iii) the consideration to be paid, and (iv) the identity of the prospective transferee(s). The Transfer Notice shall certify that such Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

6.3                               Right of First Refusal and Right of Co-Sale.

(a)                                 Company’s Option to Purchase.

(i)                                     The Company shall have the right, upon notice to the Selling Shareholder at any time within ten (10) Business Days after receipt of the Transfer Notice (the “Company Purchase Right Period”), to purchase all or any portion of the Offered Shares upon the same terms and conditions as set forth in the Transfer Notice (“Company Right of First Refusal”), and the Selling Shareholder shall, upon receipt of the notice of purchase from the Company, sell the Offered Shares to the Company pursuant to such terms. If the Company gives the Selling Shareholder notice that it desires to purchase such Offered Shares, then payment for the Offered Shares shall be by check or wire transfer, against allotment of the Offered Shares to be purchased, at a place agreed upon between the Company and the Selling Shareholder and at the time of the scheduled closing therefor, which shall be no later than thirty (30) Business Days after the Selling Shareholder’s receipt of the Company’s notice of purchase. Upon completion of the Transfer of the Offered Shares to the Company pursuant to this Section 6.3(a)(i), the Company shall procure that the Offered Shares are forthwith cancelled.

(ii)                                  If the Company has declined to purchase or failed to exercise its Company Right of First Refusal with respect to any portion of the Offered Shares in connection with a Transfer pursuant to the subsection (i) above, the Selling Shareholder shall, within five (5) Business Days after the expiration of the Company Purchase Right Period, deliver to each Preferred Shareholder a notice (the “Secondary Transfer Notice”) which shall include all of the information and certifications required in a Transfer Notice and shall in addition identify the Offered Shares with respect to which the Company has declined to purchase or failed to exercise its Company Right of First Refusal (the “Remaining Shares”).

(b)                                 Preferred Shareholders’ Option to Purchase.

(i)                             Each Preferred Shareholder who notifies such Selling Shareholder in writing within ten (10) Business Days (the “Purchase Period”) after receipt of the Secondary Transfer Notice (each such Preferred Shareholder, a “Purchasing Holder”) shall have the right, exercisable upon such written notice to the Selling Shareholder (the “Purchase and Co-Sale Notice”), to purchase up to its pro rata share of the Remaining Shares plus up to its pro rata share of any remaining Offered Shares not purchased by the Company and any other Preferred Shareholder (the “Additional Remaining Shares”) on the same terms and conditions as set forth in the Transfer Notice. For avoidance of doubt, any Preferred Shareholder who fails to so notify within ten (10) Business Days after receipt of the Secondary Transfer Notice should be deemed to have forfeited the right hereunder to purchase any Offered Shares. The Purchase and Co-Sale Notice shall state (A) whether the Preferred Shareholder desires to purchase up to its pro rata share of the Remaining Shares, (B) whether the Preferred Shareholder desires to purchase the maximum amount of its pro rata share of the Additional Remaining Shares, and (C) whether the Preferred Shareholder elects not to purchase any of the Offered Shares but wishes to sell a portion of the securities held by such Preferred Shareholder pursuant to Section 6.3(c) of this Agreement and the number of Equity Securities to be sold (subject to Section 6.3(c)(ii)). A Preferred Shareholder has the option either to purchase or to sell under this Section 6 and such right shall not be construed as an option to both purchase and sell with respect to the same Transfer.

(ii)                              Each Purchasing Holder who sets forth in the Purchase and Co-Sale Notice a desire to purchase the maximum amount of Remaining Shares available shall be entitled to purchase its pro rata share of the Additional Remaining Shares.

(iii)                               For purposes of this Section 6.3(b), each Preferred Shareholder’s pro rata share shall be equal to a fraction, the numerator of which is the number of Ordinary Shares held by such Preferred Shareholder (on an as-converted basis) and the denominator of which is the total number of Ordinary Shares held by all Preferred Shareholders (on an as-converted basis) calculated immediately prior to the time of the purchase hereunder from the Selling Shareholder, provided, however, that with respect to the Additional Remaining Shares, the denominator shall be total number of Ordinary Shares held by all Purchasing Holders that are purchasing the Additional Remaining Shares (on an as-converted basis).

(iv)                             In the event the consideration for the Offered Shares specified in a Second Transfer Notice is payable in property other than cash and the Selling Shareholder and the Preferred Shareholders who wish to purchase the Offered Shares under Section 6.3(b) (acting together), cannot agree on the cash value of such property within ten (10) days after the receipt of the Second Transfer Notice, the value of such property shall be determined by an appraiser of recognized standing selected jointly by the Selling Shareholder and such Preferred Shareholders (acting together). If they cannot agree on an appraiser within twenty (20) days after receipt of the Second Transfer Notice by such Preferred Shareholders, within a further five-day period, the Selling Shareholder and such Preferred Shareholders (acting together), shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing to determine the value of such property. The value of such property shall be determined by the appraiser selected pursuant to this Section 6.3(b)(iv) within one (1) month from its appointment, and such determination shall be final and binding on the Selling Shareholder and such Preferred Shareholders. The cost of such appraisal shall be shared equally by the Selling Shareholder, on the one hand, and such Preferred Shareholder, on the other hand (each Preferred Shareholder shall pay its pro rata portion of such costs based on the number of Offered Shares acquired by each such Preferred Shareholder). If the Purchase Period has expired but still no determination of the value of the consideration for the Offered Shares offered by the Selling Shareholder, then such Purchase Period shall be extended to the fifth (5th) Business Day after such valuation shall have been determined to be final and binding pursuant to this Section 6.3(b)(iv).

(c)                                  Right of Co-Sale.

(i)                             Following the expiration of the Purchase Period, each Preferred Shareholder who previously notified the Selling Shareholder in the Purchase and Co-Sale Notice of such Preferred Shareholder’s desire to sell a portion of its shares with the Selling Shareholder (such Preferred Shareholder, a “Co-Sale Participant”) shall have the right to participate in the sale of any Offered Shares that were not purchased by the Company and the Preferred Shareholders pursuant to Sections6.3(a) and (b) (the “Residual Shares”), on the same terms and conditions as specified in the Transfer Notice. To the extent one or more Preferred Shareholders exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the Transfer shall be correspondingly reduced. For avoidance of doubt, the total number of Offered Shares should remain the same as which is specified in the Transfer Notice even if any Co-Sale Participant elects to exercise its right hereunder to participate in the sale of any Offered Shares.

(ii)                              Each Co-Sale Participant may sell all or any part of that number of Residual Shares equal to the product obtained by multiplying (A) the Residual Shares, by (B) a fraction, the numerator of which shall be the number of Ordinary Shares owned by such Co-Sale Participant (on an as-converted basis) and the denominator of which shall be the total number of Ordinary Shares held by all Co-Sale Participants and the Selling Shareholder (on an as-converted basis), calculated immediately prior to the time of the Transfer.

(d)                                 Transferred Shares. Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser an instrument of transfer and one or more certificates, in both cases representing:

(i)                             the series and number of securities of the Company which such Co-Sale Participant elects to sell;

(ii)                              a number of Preferred Shares which are at such time convertible into the number of Ordinary Shares which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the allotment of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Participant shall first convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Section 6.3(d) and the Company shall make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent upon such Transfer; or

(iii)                               a combination of the above.

(e)                                  Payment. The instrument of transfer and share certificate(s) that the Co-Sale Participant delivers to such Selling Shareholder pursuant to Section 6.3(d) shall be transferred to the prospective purchaser in consummation of the sale of the Residual Shares pursuant to the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit(s) such assignment or otherwise refuse(s) to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice. The Company shall, upon surrendering of the instrument of transfer and share certificate(s) for the Preferred Shares or Ordinary Shares being transferred as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Participants of their co-sale rights under this Section 6.3.

6.4                               Non-Exercise of Rights. To the extent that the Company and the Preferred Shareholder have not exercised their rights to purchase all of a Selling Shareholder’s Offered Shares, such Selling Shareholder together with any Co-Sale Participant shall have a period of sixty (60) days from the expiration of such rights in which to sell any remaining Offered Shares, upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall, as a condition to the effectiveness of Transfer of the Residual Shares, furnish the Company and the Preferred Shareholders with a joinder agreement in the form attached hereto as Exhibit A. In the event a Selling Shareholder does not consummate the sale or disposition of the Residual Shares within the sixty-day period from the expiration of these rights, the Preferred Shareholders’ rights under this Section 6 shall continue to be applicable to any subsequent disposition of the Equity Securities by such Selling Shareholder. Furthermore, the exercise or non-exercise by the Preferred Shareholders to purchase Offered Shares from such Selling Shareholder shall not adversely affect the Preferred Shareholders’ rights to make subsequent purchases from any Selling Shareholder of the Equity Securities to be transferred. Any proposed Transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Selling Shareholders’ shares shall again be subject to the right of the Preferred Shareholders under this Section 6 and shall require compliance by the relevant Selling Shareholder with the procedures described in this Section 6.

6.5                               Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal of the Company, and the right of first refusal and co-sale rights of the Preferred Shareholders shall not apply to (a) any Transfer or Transfers made pursuant to Section 7 below, (b) any sale or Transfer of Ordinary Shares to the Company pursuant to a repurchase right in the event of a termination of employment or consulting relationship or pursuant to the terms of the ESOP; (c) any Transfer of Equity Securities by a holder of Ordinary Shares to his spouse, children or parents (the “Shareholder Family”), trustee of any trust in which the sole beneficiaries are members of the Shareholder Family, or an entity one hundred percent (100%) owned by members of the Shareholder Family; and (d) any Transfer of Equity Securities by a Preferred Shareholder (including any Ordinary Shares issued or issuable upon conversion of the Preferred Shares); provided however, each transferee shall execute a joinder agreement in the form attached hereto as Exhibit A and deliver a copy to the Company prior to or concurrently with such Transfer.

6.6                               No Circumvention.

(a)                                 Each Party agrees that it shall not avoid the transfer restrictions set forth in this Section 6 by Transfer of the Equity Securities of itself or its interest in any Person(s) through which it indirectly holds interests in the Company.

(b)                                 Any attempt by a Party to Transfer any Equity Securities in violation of this Section 6 shall be void and the Company shall not effect such a Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

6.7                               Legend.

(a)                                 Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)                                 Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6.7(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 6.

6.8                               Term. The provisions under this Section 6 shall terminate upon the closing of a Qualified IPO.

7.                                      DRAG ALONG.

7.1                               Drag-Along Rights.

(a)                                 If holders of a majority of the Preferred Shares exercise their redemption right set forth in Article 8.4 of the Restated Articles, and the Redemption Closing does not occur within six (6) months from the date that the Company receives the redemption request due to no fault on the part of such holders exercising their redemption right, then such holders of a majority of the Preferred Shares (the “Drag-Along Shareholders”) shall have the right to effect a Trade Sale at a purchase price per Ordinary Share (on an as-converted basis) of no less than one hundred and twenty percent (120%) of the then effective Series D Conversion Price (a “Drag-Along Sale”) pursuant to the terms of this Section 7.

(b)                                 The Drag-Along Shareholders may, by requesting so in the Drag-Along Notice (as defined below), request the other Shareholders (the “Dragged Shareholders”) to, and the Dragged Shareholders, upon receiving the Drag-Along Notice, shall (i) vote, or give their written consent with respect to, all the Equity Securities held by them in favor of such proposed Drag-Along Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Sale; (ii) transfer all of their Equity Securities to such purchaser as required in the Drag-Along Notice; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Sale; (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Sale, including amending the then existing memorandum and articles of association of the Company, and (v) pay their respective pro rata share of expenses incurred in connection with the Drag-Alone Sale; provided that the terms and conditions of the Drag-Along Sale with respect to the Dragged Shareholders shall be the same as those with respect to the Drag-Along Shareholders, including percentage of equity to be included in the Drag-Along Sale, if applicable.

7.2                               Representation and Undertaking.

(a)                                 Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as set forth in the Drag-Along Notice. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such Dragged Shareholders; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound.

(b)                                 Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority or any third party, which are required to be obtained or made in connection with the Drag-Along Sale.

7.3                               Drag-Along Notice. Prior to making any Drag-Along Sale in which the Drag-Along Shareholders wish to exercise their rights under this Section 7, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the proposed purchasers; (ii) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (iii) the Drag-Along Sale Date; (iv) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; (v) the nature and the structure of the Drag-Along Sale, and (vi) the number of shares of the Dragged Shareholders to be included in the Drag-Along Sale (if any).

7.4                               Transfer Certificate. On the Drag-Along Sale Date, to the extent the Drag-Along Sale is structured as an equity transfer transaction, each of Drag-Along Shareholders and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Equity Securities to be included in the Drag-Along Sale, duly endorsed for transfer, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

7.5                               Payment. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of a Drag-Along Sale, to the extent the Drag-Along Sale is structured as an equity transfer transaction, and, in either case they fail to deliver instrument of transfer and certificates evidencing their shares as described in this Section 7, they shall for all purposes be deemed no longer to be a Shareholder of the Company (with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a Shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such Shareholders.

7.6                               Term. The provisions under this Section 7 shall terminate upon the closing of a Qualified IPO.

8.                                      PROTECTIVE PROVISIONS

8.1                               Acts Requiring Approval of Preferred Shares. Subject to applicable Laws and the provisions in Section 8.2, in addition to such other limitations as may be provided in the Restated Articles, so long as any Series A Preferred Shares remain issued and outstanding, the Group Companies shall not, and each of the Ordinary Shareholders shall procure the Group Companies not to, either directly or by amendment of the Restated Articles, merger, consolidation, or otherwise, whether in a single transaction or a series of related transactions, take any of the following acts, without the prior written consent of (i) the Series A Director, if the approval from the Board is required, or (ii) holders of at least a majority of the issued and outstanding Series A Preferred Shares (the “Series A Majority”), voting as a single class on an as-converted basis, if the approval from the Shareholders is required:

(a)                                 any action that authorizes, creates or issues any securities of any class or series, or other securities of whatever description, in the Company, other than the issuance of the Ordinary Shares upon conversion of the Preferred Shares, and the issuance of the Ordinary Shares (or options or warrants therefor) under the ESOP as approved by the Board;

(b)                                 any amendment, alteration, or repeal of any provision of the Restated Articles or other constitutional documents or any waiver given thereunder, and any amendment or change of the rights, preferences or privileges of, or the restrictions provided for the benefit of, any Preferred Shares;

(c)                                  any increase or decrease of the authorized share capital or the authorized number of any Equity Securities (including through altering, reorganizing, reclassifying or otherwise recapitalizing any existing Equity Securities) of the Company;

(d)                                 any repurchase, redemption or retirement of any Equity Securities of the Company other than pursuant to share restriction agreements approved by the Board to repurchase Ordinary Shares from the employees, officers, directors or consultants of the Group Company upon termination of their employment or services or pursuant to the redemption right of the Preferred Shares;

(e)                                  any merger, consolidation, share acquisition or other corporate reorganization, or any transaction or series of transactions in which excess of 50% of any Group Company’s voting power is transferred or in which all or substantially all the assets of any Group Company are sold;

(f)                                   any increase or decrease of the authorized size of the Board;

(g)                                  the approval of or consent to any reorganization, Liquidation Event (as defined in the Restated Articles) or any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager, or the winding up, liquidation, bankruptcy or insolvency of any Group Company;

(h)                                 any initial public offering (including Qualified IPO) of any Group Company, including choice of the underwriters, the listing venue, timing, valuation and the securities exchange for the initial public offering;

(i)                                     the declaration, setting aside and/or payment of any dividends or other distributions on any securities of the Company, or the adoption of or any change to the dividend policy;

(j)                                    any transaction in excess of RMB40,000,000 involving any Group Company, on the one hand, and any Group Company’s officers, directors or shareholders or any Affiliate of such Persons, on the other hand;

(k)                                 any change in the equity ownership of any Domestic Company or termination of, or any amendment to, or waiver under the Control Documents; and

(l)                                     any agreement or commitment to do any of the foregoing.

8.2                               Notwithstanding the provisions under Section 8.1, so long as any Series B Preferred Shares remain issued and outstanding, the Company shall not, and each of the Preferred Shareholders (other than the holders of Series B Preferred Shares) and the Ordinary Shareholders shall procure the Company not to, either directly or indirectly or by amendment of the Restated Articles or otherwise, (i) take any acts that will adversely affect the rights of the holders of the Series B Preferred Shares in a manner disproportionate to any adverse effect such acts would have on the rights of the holders of the other Preferred Shares, (ii) issue any additional Series B Preferred Shares, or (iii) incur any indebtedness or guarantees of indebtedness (except expenses that may be incurred during the ordinary course of business consistent with past practices), without the prior written consent of holders of at least a majority of the issued and outstanding Series B Preferred Shares, voting as a single class on an as-converted basis. For the avoidance of doubt, any act that authorizes, creates or issues any securities of any class or series, or other securities of whatever description (except any Series B Preferred Shares pursuant to (ii) above), in the Company shall not be deemed as an act that requires the prior written consent of holders of the Series B Preferred Shares.

8.3                               Notwithstanding the provisions under Section 8.1, so long as any Series C Preferred Shares remain issued and outstanding, the Company shall not, and each of the Preferred Shareholders (other than the holders of Series C Preferred Shares) and the Ordinary Shareholders shall procure the Company not to, either directly or indirectly or by amendment of the Restated Articles or otherwise, (i) take any acts that will adversely affect the rights of the holders of the Series C Preferred Shares in a manner disproportionate to any adverse effect such acts would have on the rights of the holders of the other Preferred Shares, (ii) issue any additional Series C Preferred Shares, or (iii) incur any indebtedness or guarantees of indebtedness (except expenses that may be incurred during the ordinary course of business consistent with past practices), without the prior written consent of holders of at least a majority of the issued and outstanding Series C Preferred Shares, voting as a single class on an as-converted basis. For the avoidance of doubt, any act that authorizes, creates or issues any securities of any class or series, or other securities of whatever description (except any Series C Preferred Shares pursuant to (ii) above), in the Company shall not be deemed as an act that requires the prior written consent of holders of the Series C Preferred Shares.

8.4                               Notwithstanding the provisions under Section 8.1, so long as any Series D Preferred Shares remain issued and outstanding, the Company shall not, and each of the Preferred Shareholders (other than the holders of Series D Preferred Shares) and the Ordinary Shareholders shall procure the Company not to, either directly or indirectly or by amendment of the Restated Articles or otherwise, (i) take any acts that will adversely affect the rights of the holders of the Series D Preferred Shares in a manner disproportionate to any adverse effect such acts would have on the rights of the holders of the other Preferred Shares, (ii) issue any additional Series D Preferred Shares, or (iii) incur any indebtedness or guarantees of indebtedness (except expenses that may be incurred during the ordinary course of business consistent with past practices), without the prior written consent of holders of at least a majority of the issued and outstanding Series D Preferred Shares, voting as a single class on an as-converted basis. For the avoidance of doubt, any act that authorizes, creates or issues any securities of any class or series, or other securities of whatever description (except any Series D Preferred Shares pursuant to (ii) above), in the Company shall not be deemed as an act that requires the prior written consent of holders of the Series D Preferred Shares.

8.5                               Notwithstanding the provisions under Section 8.1, so long as any Series E Preferred Shares remain issued and outstanding, the Company shall not, and each of the Preferred Shareholders (other than the holders of Series E Preferred Shares) and the Ordinary Shareholders shall procure the Company not to, either directly or indirectly or by amendment of the Restated Articles or otherwise, (i) take any acts that will adversely affect the rights of the holders of the Series E Preferred Shares in a manner disproportionate to any adverse effect such acts would have on the rights of the holders of the other Preferred Shares, (ii) issue any additional Series E Preferred Shares, or (iii) incur any indebtedness or guarantees of indebtedness (except expenses that may be incurred during the ordinary course of business consistent with past practices), without the prior written consent of holders of at least a majority of the issued and outstanding Series E Preferred Shares, voting as a single class on an as-converted basis. For the avoidance of doubt, any act that authorizes, creates or issues any securities of any class or series, or other securities of whatever description (except any Series E Preferred Shares pursuant to (ii) above), in the Company shall not be deemed as an act that requires the prior written consent of holders of the Series E Preferred Shares.

9.                                      GENERAL PROVISIONS

9.1                               Liquidation Event. The Shareholders agree and acknowledge that Article36.3 of the Restated Articles provides for the voluntary winding up of the Company on the occurrence of a Liquidation Event (as defined in the Restated Articles). On the occurrence of a Liquidation Event, the Shareholders undertake to vote their Shares to place the Company into voluntary liquidation.

9.2                               Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

9.3                               Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties. This Agreement and the rights and obligations therein may not be assigned by any Party without the written consent of the other Parties, provided that the Purchasers may assign any or all of their rights and obligations hereunder to their respective Affiliates.

9.4                               Entire Agreement. This Agreement and the other Transaction Documents, including the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement among the Parties with regard to the subjects hereof and thereof.

9.5                               Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Parties, upon delivery; (b) when sent by facsimile at the number set forth in Schedule D, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Parties as set forth in Schedule D; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the Parties as set forth in Schedule D with next business-day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider. Each Party making a communication hereunder by facsimile shall promptly confirm by telephone to the Party to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.5 by giving, the other Parties written notice of the new address in the manner set forth above.

9.6                               Amendments. Any term of this Agreement may be amended only with the written consents of the Company and the holders of the issued and outstanding Preferred Shares pursuant to Sections 8.1 and 8.2 (where applicable). Any amendment effected in accordance with this Section 9.6 shall be binding upon each Party hereto and their respective successors; provided that Company shall promptly give written notice thereof to any Party hereto that has not consented to such amendment.

9.7                               Delays or Omissions; Waivers. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring, or any waiver of any other breach or default theretofore or thereafter occurring. Any waiver by any Party of any condition or breach of default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Laws or otherwise afforded to any Party shall be cumulative and not alternative.

9.8                               Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections and schedules herein are to sections and schedules of this Agreement. Unless a provision hereof expressly provides otherwise: (a) the term “or” is not exclusive; (b) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (c) the masculine, feminine, and neuter genders will each be deemed to include the others; and (d) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

9.9                               Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile or PDF format), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each Party shall have signed a counterpart and delivered (including by telecopy or email) to the other Parties.

9.10                        Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

9.11                        Confidentiality and Non-Disclosure.

(a)                                 The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”), including their existence, shall be considered strictly confidential information and shall not be disclosed by any of the Parties to any other Person except in accordance with the provisions set forth below.

(b)                                 Notwithstanding the foregoing, each of the Group Companies and the Purchasers, as appropriate, may disclose any of the Financing Terms to their respective Affiliates, directors, employees, investment bankers, lenders, accountants and attorneys on an as-need-to-know basis, in each case only where such Persons are under appropriate nondisclosure obligations.

(c)                                  Each Party to this Agreement hereby acknowledges, affirms and agrees that it shall not and shall procure its Affiliates not to make any announcement or other publicity in connection with the Financing Terms without the consents of other Parties as to its content, form and manner of publication; provided that the Company may make announcement or other publicity in connection with the Financing Terms if such action is necessary for its performance of obligations under the Transaction Documents, in which case the Company shall promptly notify the other Parties hereof and the Parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued.

(d)                                 In the event that any Party is requested or becomes legally compelled (including, pursuant to securities Laws) to disclose the existence or content of any of the Financing Terms hereof in contravention of the provisions of this Section 9.11, such Party (the “Disclosing Party”) shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be given to such information to the extent reasonably requested by the other Parties.

(e)                                  Notwithstanding any other provision of this Section 9.11, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (ii) information which is in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; (iii) information which enters the public domain without breach of confidentiality by the restricted Party; or (iv) disclosures to a Party’s accountants, attorneys or other professional advisors on an as-need-to-know basis so long as they agree to keep such disclosures confidential.

9.12                        Further Assurances. Each Party shall from time to time and at all times hereafter uses reasonable efforts to make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

9.13                        Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the Arbitration Notice is submitted. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration (the “Selection Period”). Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration fails to appoint an arbitrator with the Selection Period, the relevant appointment shall be made by the chairman of the HKIAC. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 9.13, including the provisions concerning the appointment of the arbitrators, this Section 9.13 shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

9.14                        Prior Agreement. In consideration of the mutual covenants and promises contained herein, each of Parties that are parties to the Prior Agreement confirms and acknowledges that the Prior Agreement shall hereby be terminated in its entirety, and superseded and replaced by this Agreement.

9.15                        Prevail over the Restated Articles. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail with respect to each of the Shareholders of the Company only. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by law.

9.16                        Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

9.17                        Contracts (Rights of Third Parties) Ordinance. Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap 623 of the laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Agreement. Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

9.18                        Language. This Agreement is written in English. In case that this Agreement is also signed in any other language, the English version shall prevail.

— REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK —

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

9F

By:	/s/ Sun Lei
Name:	Sun Lei
Title:	Director

Zhuhai Hengqin Jiufu Technology Co., Ltd.
珠海横琴玖富科技有限公司 (seal)

By:	/s/ Sun Lei
Name:	Sun Lei
Title:	Director

Xinjiang Jiufu Wanka Information Technology Co., Ltd.
新疆玖富万卡信息技术有限公司 (seal)

By:	/s/ Sun Lei
Name:	Sun Lei
Title:	Director

Beijing Jiufu Puhui Information Technology Co., Ltd.
北京玖富普惠信息技术有限公司 (seal)

By:	/s/ Sun Lei
Name:	Sun Lei
Title:	Director

Zhuhai Jiufu Consumer Finance Technology Co., Ltd.
珠海玖富消金科技有限公司 (seal)

By:	/s/ Sun Lei
Name:	Sun Lei
Title:	Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Sinomap Investments Limited

By:	/s/ Jacky Xu
Name: Jacky Xu
Title: Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Brilliant Code Investment Limited

By:	/s/ Jun Tian
Name: Jun Tian
Title: Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Nine Fortune Limited

By:	/s/ Ren Yifan
Name: Ren Yifan
Title: Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

DFM Capital Ltd.

By:	/s/ Xiao Changxing
Name: Xiao Changxing
Title: Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Nine F Capital Limited

By:	/s/ Sun Lei
Name: Sun Lei
Title: Director

Lei SUN

/s/ Sun Lei

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Xing Technology Inc.

By:	/s/ Chen Lixing
Name: Chen Lixing
Title: Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Stone Cube Capital Ltd.

By:	/s/ Liu Lei
Name: Liu Lei
Title: Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

DC Consulting Co. Ltd.

By:	/s/ Zhang Dongcheng
Name: Zhang Dongcheng
Title: Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Pacific Venture Partners LLC

By:	/s/ Flynn Huang
Name: Flynn Huang
Title: LLC Member/Manager

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Novel Lead Limited

By:	/s/ Flynn Huang
Name: Flynn Huang
Title: Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Union Fortune Investment Limited

By:	/s/ Zhou Jian
	Name:	Zhou Jian
	Title:	Director
	Date:	11 June, 2018

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Titan Capital Holdings Limited

By:	/s/ Elbert YE
	Name:	Elbert YE
	Title:	Authorized Signer

/s/ Seal of Titan Capital Holdings Limited

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Eagle View Global Limited

By:	/s/ LIU HSIN-CHENG
	Name:	LIU HSIN-CHENG
	Title:	Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

L Investment Holding Limited

By:	/s/ Lin Yanjun
	Name:	Lin Yanjun
	Title:	Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Qin Technology Inc.

By:	/s/ Li Zhijun
	Name:	Li Zhijun
	Title:	Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Cloud Water Capital Limited as general partner for and on behalf of Cinda 9F Investment LP

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

JAS Investment Group Limited

By:	/s/ JIANG NANCHUN
	Name:	JIANG NANCHUN
	Title:	Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Famous Voyage Group Limited

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Plentiful Bright International Limited

By:	/s/ Yulan Ling
	Name:	Yulan Ling
	Title:	Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

Blessedness Nirmrod Limited

By:	/s/ Yang Xiaojun
	Name:	Yang Xiaojun
	Title:	Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

SBI Hong Kong Holdings Co., Limited

By:	/s/ Makoto Miyazaki
	Name:	Makoto Miyazaki
	Title:	Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

SCHEDULE A

Key Subsidiaries of the Company

1.                                      Zhuhai Hengqin Jiufu Technology Co., Ltd. (珠海横琴玖富科技有限公司)

2.                                      Xinjiang Jiufu Wanka Information Technology Co., Ltd. (新疆玖富万卡信息技术有限公司)

3.                                      Beijing Jiufu Puhui Information Technology Co., Ltd. (北京玖富普惠信息技术有限公司)

4.                                      Zhuhai Jiufu Consumer Finance Technology Co., Ltd. (珠海玖富消金科技有限公司)

SCHEDULE B

Ordinary Shareholders of the Company

1.                                      Nine Fortune Limited, a company incorporated under the Laws of the British Virgin Islands

2.                                      DFM Capital Ltd., a company incorporated under the Laws of the British Virgin Islands

3.                                      Nine F Capital Limited, a company incorporated under the Laws of the British Virgin Islands

4.                                      Xing Technology Inc., a company incorporated under the Laws of the British Virgin Islands

5.                                      Stone Cube Capital Ltd., a company incorporated under the Laws of the British Virgin Islands

6.                                      DC Consulting Co., Ltd., a company incorporated under the Laws of the British Virgin Islands

7.                                      Novel Lead Limited, a company incorporated under the Laws of the British Virgin Islands

8.                                      Union Fortune Investment Limited, a company incorporated under the Laws of the British Virgin Islands

9.                                      Incorp Services International Limited, a company incorporated under the Laws of the British Virgin Islands

10.                               Brilliant Code Investment Limited, a company incorporated under the Laws of the British Virgin Islands

11.                               Pacific Venture Partners LLC, a company incorporated under the Laws of the the Washington State, US

12.                               Titan Capital Holdings Limited, a company incorporated under the Laws of the British Virgin Islands

13.                               Sinomap Investments Limited, a company incorporated under the Laws of the British Virgin Islands

14.                               Treasure Knight Investments Limited, a company incorporated under the Laws of the British Virgin Islands

15.                               Eagle View Global Limited, a company incorporated under the Laws of the Republic of Seychelles

16.                               L Investment Holding Limited, a company incorporated under the Laws of the British Virgin Islands

17.                               Qin Technology Inc., a company incorporated under the Laws of the British Virgin Islands

18.                               Eagle Capital (HongKong) Limited, a company incorporated under the Laws of the Hong Kong

19.                               JAS Investment Group Limited, a company formed under the Laws of the British Virgin Islands

20.                               Cinda 9F Investment LP, an exempted limited partnership formed under the Laws of the Cayman Islands

SCHEDULE C

Notice Address

IF TO SBI:

Address:	Suites 1101 & 1115-1116, 11th Floor, Two International Finance Centre, No. 8 Finance Street, Hong Kong.
Attention:	Alan Ho
Fax number:	+852 2537 4088
Email:	alanho@sbigroup.com.hk

IF TO FAMOUS VOYAGE:

Address:	20th Floor, No.7 Building, Zhu Yu International, 9 ShouTi South Road, Haidian District, Beijing, PRC
Attention:	Zhang Junsheng
Fax number:	010-68790926
Email:	lovecar@qq.com, zhangchi@heheholdings.com

IF TO PLENTIFUL BRIGHT:

Address:	Huabei Group, Tianjin World Financial Center 29F, Dagubei Road 2, Heping District, Tianjin, PRC
Attention:	Hongrui Zhou
Fax number:	18526700265
Email:	cw-zjh@huabeijituan.cn

IF TO SERIES C PURCHASER:

Address:	Floor 28, No.369 Jiangsu Road, Changning District, Shanghai, P.R.C.
Attention:	JIANG NANCHUN /CAIWEILI
Fax number:	86-21-52400228
Email:	jason@focusmedia.cn / caiweili@focusmedia.cn

IF TO SERIES B PURCHASER:

Address:	Maples Corporate Services Limited, PO Box 309, UglandHouse, Grand Cayman KY1-1104, Cayman Islands
Attention:	William Li / Zhou Peng / Luo Ye
Fax number:	(852) 28042135
Email:	william.li@cindahk.com / zhoupeng@cindahk.com / luoye@cindahk.com with a copy to:

China Cinda (HK) Asset Management Co., Ltd.

Address:	12/F, AIA Central, 1 Connaught Road Central, Central, Hong Kong
Attention:	William Li / Zhou Peng / Luo Ye
Fax number:	(852) 28042135
Email:	william.li@cindahk.com / zhoupeng@cindahk.com / luoye@cindahk.com and another copy to:

Morrison &Foerster

Address:	33/F, Edinburgh Tower, The Landmark,15 Queen’s Road Central, Hong Kong
Attention:	Charles Chau / Donna Ko / Victoria Yip
Fax number:	852-2585 0800

IF TO JACKY HOLDCO:

Address:	17/F, HNA Tower, No.8 Linhezhong Road, Tianhe District, Guangzhou, 510610, PRC
Attention:	Jacky Xu
Fax number:	+86 20 3815 5555 (5311)

IF TO IVAN HOLDCO:

Address:	17/F, HNA Tower, No.8 Linhezhong Road, Tianhe District, Guangzhou, 510610, PRC
Attention:	Ivan Xu
Fax number:	+86 20 3815 5555 (5300)

IF TO BRILLIANT CODE:

Address:	Room 1407, Block J, Huiyuan Apartment, Yayuncun, Chaoyang District, Beijing, 100101, PRC
Attention:	Jun Tian

IF TO NINE FORTUNE LIMITED:

Address:	40th Floor, Block B, Tower Three, WangjingSoho, 1 Futongdong Ave, Chaoyang District, Beijing, PRC

IF TO NOVEL LEAD LIMITED:

Address:	Room 1903-6, 19/F., Hing Yip Commercial Centre, 272-284 Des Voeux Road Central, Hong Kong
E-mail:	novellead4yanghk2010@gmail.com / huang.flynn@gmail.com
Attention:	Mr. Flynn Huang

IF TO UNION FORTUNE INVESTMENT LIMITED:

Address:	Flat A,16/F.,No.2 Bowen Road, Mid-Level,Hong Kong
Attention:	Jian ZHOU
Fax number:	Jeyzhou@yahoo.com

IF TO INCORP SERVICES INTERNATIONAL LIMITED:

Address:	No.41 Lane 2000, Jian He Road, Chang Ning District, Shanghai 200336, PRC
Attention:	Ms. Zhao Yiting
Fax number:	frankchen333@qq.com

IF TO THE GROUP COMPANIES, THE FOUNDER AND THE OTHER EXISTING SHAREHOLDERS:

Address:	40th Floor, Block B, Tower Three, Wangjing Soho, 1 Futongdong Ave, Chaoyang District, Beijing, PRC
Attention:	Lei Sun

EXHIBIT A

Joinder Agreement

Reference is made to the Fourth amended and restated shareholders’ agreement, a copy of which is attached hereto (as amended from time to time, the “SHA”), among 9F Inc., an exempted company incorporated under the Laws of the Cayman Islands (the “Company”), and the other persons signatory thereto. Capitalized terms used herein and not otherwise defined shall have the meanings given in the SHA.

The undersigned,                                                                      , in order to purchase / subscribe for]                          [Ordinary/Series A Preferred/Series B Preferred/Series C Preferred/Series D Preferred/Series E Preferred] Shares and become a Shareholder of the Company, hereby agrees that by the undersigned’s execution hereof, the undersigned is a party to the SHA, subject to all of the restrictions, conditions, and obligations, and entitled to all the rights and privileges, applicable to a holder of [Ordinary Shares / Series A Preferred Shares/ Series B Preferred Shares/ Series C Preferred Shares/ Series D Preferred Shares/ Series E Preferred Shares] set forth in the SHA. This Joinder Agreement shall take effect and shall become a part of said SHA immediately upon execution.

Executed as of .
Address for Notices:

Signature

Telephone:

Email: